Exhibit 99.1

Monotype Imaging Announces Strong Second Quarter Results

Company Reports Record Quarterly Revenue of $28.8M; Confirms 2008 Full Year Outlook

WOBURN, Mass.--(BUSINESS WIRE)--Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced financial results for the second quarter and first six months of 2008, which ended June 30, 2008.

“The second quarter was one of solid growth,” said Doug Shaw, president and chief executive officer. “We had record quarterly revenue, driven by strong performance across all areas of the business. Our OEM and Creative Professional businesses generated double-digit growth, with our OEM laser printer business outpacing the expected growth of the overall printer market. We are executing our growth strategy, and we remain on course to achieve our financial goals for the year.”

Operating Results

Revenue for the second quarter of 2008 was $28.8 million, up 12 percent over revenue of $25.8 million in the second quarter of 2007. Net income for the quarter was $3.2 million, compared to net income of $2.0 million for the prior period. Earnings per diluted share were $0.09 compared to a loss per diluted share of $4.95 in the second quarter of 2007. The second quarter of 2007 included a $16.5 million reduction to net income available to common shareholders for accretion of convertible redeemable preferred stock. All convertible redeemable preferred stock was converted to common and redeemable preferred stock, and the redeemable preferred stock was redeemed in connection with the company’s initial public offering in July, 2007.

In the second quarter of 2008, non-GAAP adjusted EBITDA was $11.6 million. This compared to non-GAAP adjusted EBITDA of $11.9 million in the second quarter of last year.

A reconciliation of GAAP net income to non-GAAP adjusted EBITDA for the three months ended June 30, 2008 and 2007 is provided in the financial tables that accompany this release.

Revenue for the six months ended June 30, 2008, was $56.2 million, up nine percent over revenue of $51.5 million in the first six months of 2007. Net income for the period was $6.9 million, compared to net income of $3.6 million for the same period last year. Earnings per diluted share were $0.20 in the first six months of this year compared to a loss per diluted share of $9.32 in the first six months of 2007. The first six months of 2007 included a $30.2 million reduction to net income available to common shareholders for accretion of convertible redeemable preferred stock.

In the first six months of 2008, non-GAAP adjusted EBITDA was $24.6 million, comparable to non-GAAP adjusted EBITDA of $23.5 million reported in the first six months of last year.

A reconciliation of GAAP net income to non-GAAP adjusted EBITDA for the six months ended June 30, 2008 and 2007 is provided in the financial tables that accompany this release.

Net income and non-GAAP adjusted EBITDA in the second quarter of 2008 included a primarily non-cash loss of $1.2 million associated with foreign currency exchange losses on an intercompany loan and a currency swap instrument, and approximately $0.7 million related to increased expenses associated with the recently completed secondary offering of our securities. Net income and non-GAAP adjusted EBITDA in the first six months of 2008 included a primarily non-cash gain of $1.1 million associated with foreign currency exchange gains on an intercompany loan, net of a currency swap instrument, offset by approximately $1.1 million of costs related to increased expenses associated with the secondary offering of securities. These items resulted in a net reduction of $0.04 in earnings per diluted share in the second quarter and a net reduction of $0.01 in earnings per diluted share for the first six months of 2008. As the company did not sell shares or receive any proceeds from the secondary offering, the associated costs have been treated as permanent non-deductible expenses for tax purposes.

Supplemental information on the loss (gain) related to the intercompany note and currency swap instrument and expenses related to the offering of our securities is provided in the financial tables that accompany this release.

Cash Flow and Debt Balances

During the first six months of fiscal 2008, the company generated $17.4 million of cash from operations, a portion of which was used to repay $13.3 million of debt. At the end of the second quarter of 2008, Monotype Imaging had cash and cash equivalents of $23.8 million and outstanding debt of $118.5 million. This compares to cash and cash equivalents of $19.6 million and outstanding debt of $131.4 million as of December 31, 2007.

Financial outlook

The company continues to expect full year revenue for 2008 in the range of $112 million to $116 million. The company also continues to expect full year 2008 non-GAAP adjusted EBITDA in the range of $49 million to $52 million and diluted earnings per share in the range of $0.38 to $0.43 for the full year.

Conference call details

Monotype Imaging will host a conference call today, Aug. 12, 2008, at 8:30 a.m. EDT to discuss the company’s second quarter results and business outlook for 2008. Individuals who are interested in listening to the audio webcast should log on to the “Investor Relations” portion of the “About Us” Section of Monotype Imaging’s Web site at www.monotypeimaging.com. The live call can be accessed by dialing (800) 264-7882 (domestic) or (847) 413-3708 (international) using passcode 22404968. The audio webcast will also be archived on the company’s Web site.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. The reconciliation to net income for the three months and six months ended June 30, 2008 and 2007 are in the tables attached to this press release. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the demand for the company’s products or increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and subsequent filings. The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging is a global provider of text imaging solutions for manufacturers and developers of consumer electronics devices including laser printers, copiers, mobile phones, digital televisions, set-top boxes, digital cameras and software applications and operating systems. The company also provides printer drivers and color imaging technologies to OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 10,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries – home to some of the world’s most widely used designs, including the Times New Roman®, Helvetica® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative and business professionals through custom font design services, direct sales or e-commerce portals. Monotype Imaging offers fonts and industry-standard solutions that support all of the world’s major languages. The company is based in Woburn, Mass., with regional offices in the U.K., Germany (Linotype), Mt. Prospect, Ill., Redwood City, Calif., Boulder, Colo., Japan and China. Information about Monotype Imaging and its products can be found at www.monotypeimaging.com, www.fonts.com, www.linotype.com, www.monotypefonts.com, www.itcfonts.com, www.customfonts.com, www.fontwise.com, www.fonts.hk and www.faces.co.uk.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica is a trademark of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. All other trademarks are the property of their respective owners. © 2008 Monotype Imaging Holdings Inc. All rights reserved.

Consolidated financial statements to follow:

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share and per share data)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$23,770	$19,584
Accounts receivable, net	5,841	4,459
Income tax refunds receivable	27	1,391
Deferred income taxes	1,006	1,506
Prepaid expense and other current assets	1,977	1,156

Total current assets	32,621	28,096
Property and equipment, net	2,386	2,290
Goodwill	145,074	141,346
Intangible assets, net	98,243	102,446
Prepaid royalties	306	315
Other assets	2,004	1,853

Total assets	$280,634	$276,346

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,215	$1,845
Accrued expenses and other current liabilities	10,918	13,116
Accrued income taxes	1,647	2,687
Deferred revenue	11,671	4,652
Current portion of long-term debt	11,173	18,582

Total current liabilities	36,624	40,882
Long-term debt, less current portion	107,340	112,818
Deferred revenue, net of current portion	759	241
Deferred income taxes	18,098	15,567
Reserve for income taxes, net of current portion	1,112	1,387
Other long-term liabilities	576	245
Accrued pension benefits	3,593	3,199
Stockholders’ equity:
Common stock	34	34
Additional paid-in capital	140,364	138,219
Treasury stock	(86)	(41)
Accumulated deficit	(31,916)	(38,826)
Accumulated other comprehensive income	4,136	2,621

Total stockholders’ equity	112,532	102,007

Total liabilities and stockholders’ equity	$280,634	$276,346

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue	$28,839	$25,756	$56,182	$51,466
Costs and expenses:
Cost of revenue	2,058	2,223	4,759	4,970
Cost of revenue—amortization of acquired technology	851	844	1,700	1,688
Marketing and selling	6,183	4,607	11,611	9,138
Research and development	3,686	3,847	7,973	7,896
General and administrative	5,367	3,919	10,537	7,455
Amortization of other intangible assets	1,915	1,788	3,721	3,567

Total costs and expenses	20,060	17,228	40,301	34,714
Income from operations	8,779	8,528	15,881	16,752
Other (income) expense:
Interest expense	1,911	5,328	4,476	10,672
Interest income	(32)	(45)	(85)	(66)
Loss (gain) on foreign exchange	248	(58)	(1,996)	(198)
Loss (gain) on derivatives	947	(42)	961	(29)
Other (income) expense, net	(5)	(11)	(10)	(11)

Total other expense	3,069	5,172	3,346	10,368
Income before provision for income taxes	5,710	3,356	12,535	6,384
Provision for income taxes	2,486	1,371	5,625	2,819

Net income	$3,224	$1,985	$6,910	$3,565

Net income (loss) available to common stockholders (1)	$3,224	$(14,480)	$6,910	$(26,606)

Net income (loss) per common share:
Basic	$0.10	$(4.95)	$0.21	$(9.32)
Diluted	$0.09	$(4.95)	$0.20	$(9.32)
Weighted average number of shares:
Basic (2)	33,707,022	2,925,388	33,611,875	2,856,037
Diluted (2)	35,353,384	2,925,388	35,327,657	2,856,037

(1) Net income (loss) available to common stockholders represents net income reduced by accretion of redeemable preferred stock. Upon redemption of the redeemable preferred stock in July 2007, accretion ceased. For the periods April 1, 2007 – June 30, 2007 and January 1, 2007 – June 30, 2007, accretion was $16,465 and $30,171, respectively.

(2) Adjusted to retroactively reflect the 4-for-1 stock split effected on July 5, 2007.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income	$3,224	$1,985	$6,910	$3,565
Provision for income taxes	2,486	1,371	5,625	2,819
Interest expense, net	1,879	5,283	4,391	10,606
Depreciation and amortization	3,076	2,877	6,016	5,734

EBITDA	$10,665	$11,516	$22,942	$22,724
Share based compensation	933	371	1,621	753

Adjusted EBITDA	$11,598	$11,887	$24,563	$23,477
OTHER INFORMATION

Share based compensation is comprised of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Marketing and selling	$291	$100	$421	$201
Research and development	214	75	517	149
General and administrative	428	196	683	403

Total share based compensation	$933	$371	$1,621	$753

MONOTYPE IMAGING HOLDINGS INC. SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited and in thousands)

Expenses related to the offering of our securities incurred in 2008 are presented below:

	Three Months Ended June 30,	Six Months Ended June 30,
	2008	2008
Marketing and selling	$—	$—
Research and development	—	—
General and administrative	678	1,146

Total expenses related to the offering of our securities	678	1,146
Tax amount	—	—

Total expenses related to the offering of our securities, after tax	$678	$1,146

Increase (decrease) to diluted earnings per share	$(0.02)	$(0.03)

Loss (gain) related to the intercompany note and currency swap instrument in 2008 are presented below:

	Three Months Ended June 30,	Six Months Ended June 30,
	2008	2008
Loss (gain) on foreign exchange related to intercompany note	$186	$(2,134)
Loss (gain) on derivatives related to currency swap	1,045	1,045

Total loss (gain) related to the intercompany note and swap instrument	1,231	(1,089)
Tax amount	536	(489)

Total loss (gain) related to the intercompany note and swap instrument, after tax	$695	$(600)

Increase (decrease) to diluted earnings per share	$(0.02)	$0.02

MONOTYPE IMAGING HOLDINGS INC. MARKET INFORMATION (Unaudited and in thousands)

The following table presents revenue for our two major markets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
OEM	$20,203	$18,037	$37,963	$35,300
Creative professional	8,636	7,719	18,219	16,166

Total	$28,839	$25,756	$56,182	$51,466

Source: Monotype Imaging Inc.

CONTACT:
Monotype Imaging Holdings Inc.
Mary Norton, 781-970-6120
Director of Investor Relations